Pan American Oil Company LLC

(An Exploratory Stage Company)

Financial Statements

December 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

of Pan American Oil Company LLC

Houston, Texas

We have audited the accompanying balance sheet of Pan American Oil Company LLC as of December 31, 2011, and the related statements of operation, changes in members’ deficit and cash flows for the year then ended and from inception May 16, 2003 through December 31, 2011. Pan American Oil Company LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pan American Oil Company LLC as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in and from inception May 16, 2003 through December 31, 2011 conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and resulting dependence upon access to additional external financing, raise substantial doubt concerning its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ L J Soldinger Associates, LLC

Deer Park, Illinois

March 30, 2012

F-22

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

BALANCE SHEET

DECEMBER 31, 2011 AND 2010

	December 31,	December 31,
	2011	2010
		(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,159	$-
Prepaid expenses	10,000	-
Prepaid drilling costs	149,704	-
TOTAL CURRENT ASSETS	164,863	-
FIXED ASSETS
Proved oil and gas property	617,082	-
TOTAL FIXED ASSESTS	617,082	-

OTHER ASSETS
Interest receivable – related party	8,633	-
Advances receivable – related party	1,429,736	-

	$2,220,314	$-

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts Payable	$17,776	$-
Accrued Expense	37,670	-
Advances payable – related party	87,000	-
Leasehold purchase consideration payable	500,000	-
Bridge notes payable	1,855,000	-
TOTAL CURRENT LIABILITIES	2,497,446	-

NON CURRENT LIABILITIES
Asset Retirement Obligation	4,782	-

TOTAL LIABILITIES	2,502,228	-

Commitments and contingencies

MEMBERS’ DEFICIT ACCUMULATED IN THE EXPLORATION STAGE	(281,914)	-
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$2,220,314	$-

The accompanying notes are an integral part of these financial statements.

F-23

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND 2010 AND FOR THE PERIOD FROM INCEPTION ON MAY 16, 2003 THROUGH DECEMBER 31, 2011

			From Inception
			on May 16,
	Year Ended	Year Ended	2003 through
	December 31,	December 31,	December 31,
	2011	2010	2011
		(unaudited)
OPERATING EXPENSES:
General and administrative – related parry	70,000	-	70,000
General and administrative	193,675	-	193,741
Total Operating expenses	263,675	-	263,741

Other income and (expenses)
Interest Income – related parry	8,632	-	8,632
Interest Expense	(26,805)	-	(26,805)
	(18,173)	-	(18,173)

(LOSS) FROM OPERATIONS	(281,848)	-	(281,914)

PRO FORMA INFORMATION (Unaudited)
Net (Loss)	(281,848)	-	(281,914)

Pro forma tax benefit	98,500	-	98,500

Pro Forma Net (Loss)	$(183,348)	$-	$(183,414)

The accompanying notes are an integral part of these financial statements.

F-24

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND 2010 AND FROM INCEPTION ON MAY 16, 2003 THROUGH DECEMBER 31, 2011

			From Inception
	Year Ended	Year Ended	On May 16
	December 31,	December 31,	2003 through
	2011	2010	December 31, 2011
		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITES
Net (Loss)	$(281,848)	$-	$(281,914)

Adjustments to reconcile net loss to cash used in operations
General and Administrative expenses advanced by Related party	70,000	-	70,000
Changes in assets and liabilities
Increase in Interest receivable – related party	(8,633)	-	(8,633)
Increase in prepaid expenses and drilling credit	27,996	-	27,996
Increase in accounts payable	17,710	-	17,776
Increase in accrued expense	37,670	-	37,670

Net cash used in operations	(137,105)	-	(137,105)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for oil and gas properties	(300,000)	-	(300,000)
Loans to related parties	(1,429,736)	-	(1,429,736)

Cash flows (used in) investing activities	(1,729,736)	-	(1,729,736)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party, net of repayments	17,000	-	17,000
Proceeds from bridge loans	1,855,000	-	1,855,000
Cash provided by financing activities	1,872,000	-	1,872,000

Increase in cash and cash equivalents	5,159	-	5,159

Cash and cash equivalents, at beginning of period	-	-	-

Cash and cash equivalents, end of period	$5,159	$-	$5,159

Cash paid for
Interest	-	-	-
Taxes	-	-	-

The accompanying notes are an integral part of these financial statements.

F-25

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

STATEMENT OF CHANGES IN MEMBERS DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2011 AND FROM INCEPTION ON MAY 16, 2003 THROUGH DECEMBER 31, 2011

Members’ Equity, inception May 16, 2003	$-

Net income	-

Members equity, December 31, 2003	-

Net income	-

Members equity, December 31, 2004	-

Net income	-

Members equity, December 31, 2005	-

Net income	-

Members equity, December 31, 2006	-

Net loss	-

Members deficit, December 31, 2007	-

Net income	(66)

Members deficit, December 31, 2008	(66)

Net income	-

Members deficit, December 31, 2009	(66)

Net income	-

Members deficit, December 31, 2010	(66)

Net loss	(281,848)

Members deficit, December 31, 2011	(281,914)

The accompanying notes are an integral part of these financial statements.

F-26

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND GOING CONCERN

These financial statements include the accounts of Pan American Oil Company LLC (the “Company”), a Texas limited Liability Company, which was formed May 16, 2003 and based in Houston, Texas. From inception to June 30, 2011 the Company was essentially a private shell company that had no assets, liabilities or operations. On July 1, 2011 the Company commenced operations in the oil and gas industry and in November 2011, acquired its first working and net revenue interests in oil and gas leases located in Texas. The Company is a passive investor and does not operate any of these properties.

In the year ended December 31, 2011 the Company produced no revenues to offset its expenses and incurred a loss of approximately $282,000. At December 31, 2011 the Company had unrestricted cash and cash equivalents available for general corporate use of approximately $5,000. The oil and gas leaseholds acquired in 2011 (see Note 3) do not contain producing wells as of December 31, 2011.

Management expects that significant on-going operating expenditures will be necessary to successfully implement the Company’s business plan and initiate drilling. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Implementation of the Company’s plans and its ability to continue as a going concern depend upon its securing substantial additional financing.

Management Plan

The Company is ready to begin planned operations. The Company, in connection with the third party operator, is currently examining title for the first two Edwards well positions, and will file for drilling permits shortly. Further execution of the Company’s capital program is dependent upon successful completion of the fund raising activities.

As noted in Footnote 10, the Company has been acquired by a public shell company, which is also in the process of attempting to raise up to $10 million in private placements.

The Company’s ability to continue as a going concern is dependent upon raising capital through debt and equity financing on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management will be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in the properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

F-27

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

Cash and cash equivalents

The Company considers all highly liquid instruments with original maturity of less than 90 days to be cash equivalents.

Exploration Stage Enterprise

The Company has been devoting most of its efforts to exploring for and developing its oil and gas assets and, consequently, meets the definition of An Exploration Stage Enterprise, under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Furniture, Fixtures & Equipment

Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the assets’ estimated useful lives. Principal useful lives are as follows:

Oil field equipment	7 years

Normal maintenance and repairs for property and equipment are charged to expense as incurred, while significant improvements are capitalized.

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the Accounting Standards Codificationtm (the “Codification”) implemented by the Financial Accounting Standards Board (the “FASB”), the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the asset.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized on a country-by-country basis into an individual country “cost pool.” The Company has operations in the United States and, consequently, only has one cost pool. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs are transferred to the proved oil and natural gas properties cost pool using full cost accounting.

F-28

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

Under the full cost method the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the “Ceiling Limitation”). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. Prices are determined using a simple arithmetic average of the first day of each month during the most recent twelve month period presented herein. The net book value is compared to the Ceiling Limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves (both developed and undeveloped) of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, and is amortized to the full cost pool over an average holding period.

Use of Estimates

The preparation of the Company’s financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proven oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs. Certain of these estimates require assumptions regarding future costs and expenses and future production rates. Actual results could differ from those estimates.

The Company’s revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond their control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

F-29

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company’s control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploration and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2011, the Company has not taken any uncertain tax positions.

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax. Based on this, the Company has not recorded any current or deferred income taxes for the periods ended December 31, 2011.

F-30

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

Asset Retirement Obligations

The Company provides for future asset retirement obligations on its resource properties and facilities based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized on a straight line 15 year basis. The obligation is accreted through interest expense until it is expensed and or settled. The fair value of the obligation is estimated based on recent operations in the area and is then accreted using an expected inflation rate for oil field service costs. The Company recognizes revisions to either the timing or amount of the original estimate as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average cost to remediate individual well sites: $7,000 (net to our interest)

Average gross salvage value expected from individual well sites remediated: $0 (net)

Expected inflation rate for oil field service costs: 5%

Risk weighted cost of credit: 8%

Average time to abandonment: 20 years

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance	$-
Liabilities incurred	4,782
Liabilities Settled	-
Accretion expense	-
Balance at December 31	$4,782

Accretion expense was immaterial for the year ended December 31, 2011.

Concentrations

Upon acquisition of oil and gas field interests, the Company also became a party to joint operating agreements (“JOS’s”) that define the rights and responsibilities third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain undeveloped acreage.

Concentrations of Market Risk

The future results of the company’s oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

F-31

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

The Company operates in the exploration, development and production sector of the oil and gas industry. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil and natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company’s results of operations over the long-term.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. During the year the amount of bank deposits that exceeded Federal Deposit Insurance Corporation (“FDIC”) insurance can be material.

Fair Value

As defined in authoritative guidance, fair value is the price that would be received to sell and asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (“exit price”). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	Fair Value	Level 1	Level 2	Level 3

Asset retirement obligation	4,782			4,782

F-32

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

Pro Forma Financial Information

As discussed in Note 1, Pan American Oil Company, LLC was originally organized in the form of a Limited Liability Company. Pursuant to Securities and Exchange Commission Staff Guidance, pro forma information on the face of the income statement has been presented which reflects the impact as if the Company changed capital structure at the commencement of operations on January 1, 2011 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax liability for earnings during the period presented.

Recent Accounting Pronouncements

If applicable, on January 1, 2012, we will adopt FASB ASU 2011-02, an amendment to ASC 310, Receivables.  ASU 2011-02 provides guidance for determining whether a restructuring of a debt constitutes a TDR. ASU 2011-02 requires that a restructuring be classified as a TDR when it is both a concession and the debtor is experiencing financial difficulties. The amendment also clarifies the guidance on a creditor’s evaluation of whether it has granted a concession. The amendment applies to restructurings that have occurred subsequent to January 1, 2011. The Company expects that adoption of this will not result in a material impact to the financial statements

NOTE 3 – OIL AND GAS PROPERTIES

In November 2011, the Company purchased working and net revenue interests, plus covered working interest in certain leaseholds covering the Luling-Edwards formation in Guadeloupe and Caldwell counties in Texas, in the United States of America. The Company entered into two agreements to acquire an approximate 30% working interest plus 6% covered working interest in the properties. The purchase price for the first agreement was $150,000 in cash. The purchase price in the second agreement was $150,000 of cash and $500,000 worth of preferred stock of a publicly traded company by March 2012. The Company has recorded the obligation in association with the delivery of the $500,000 of preferred stock as a liability as of December 31, 2011 and has increased the purchase price allocated to the properties for this obligation. In March of 2012, the Company and seller extended the date at which the Company had to transfer the preferred stock until April 2012.

At the time of the acquisition of the leasehold rights, the Company also acquired a drilling credit from the operator of the properties in the amount of approximately $189,000.

NOTE 4 – PURCHASE OF LEASEHOLD RIGHTS FROM AND ADVANCES TO RIO BRAVO OIL COMPANY LLC – A RELATED PARTY

In July 2011, the Company entered into an agreement to purchase all of the rights, interest and obligations associated with the Luling Edwards Field from Rio Bravo Oil, LLC (“Rio Bravo”), a company related through common ownership to the Company, for approximately $1.5 million and which was to close by November 30, 2011. Subsequently the Company and Rio Bravo entered into a verbal agreement to amend the sale to extend the closing until such time as the Company had fully funded the amended purchase price, and to include the Bateman Field assets and to increase the purchase price to $1.7 million in cash and $3 million in preferred equity.

F-33

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

In February 2012, the agreement was amended and finalized such that the Company acquired only all of the rights interest and obligations associated with the Luling-Edwards Field and assumed certain liabilities, as detailed in the agreement, of Rio Bravo in the amount of $1.6 million. In addition, The Company also acquired an option, exercisable through March 31, 2012, to purchase all of the rights, interest and obligations of the Bateman field for $375,000 plus the assumption of liabilities to the third party operator. In March 2012, the Company notified Rio Bravo that it chose not to exercise its option on the Bateman assets.

The Company advanced $927,736 to Rio Bravo through December 31, 2011. The advances consisted of $751,470 in cash, payment of Rio Bravo expenses of $57,736 and payment of Luling-Edwards field costs of $118,530 that was credited by Mark A Bush Oil and Gas, Inc. (a related party) to Rio Bravo. The Company imputed interest of approximately $7,700 on the advances as of December 31, 2011.

NOTE 5 – BRIDGE LOANS

During 2011 the Company was loaned $1,855,000 by two unrelated entities. Of the $1,855,000 loaned in 2011, $600,000 was evidenced by an unsecured promissory note, bears interest at the rate of 10% per annum and is due on the earlier of December 31, 2012 or upon demand. The remaining $1,255,000 loaned to the Company in 2011 was evidenced by a series of loan agreements all with essentially the same terms; they bore interest at the rate of 6% per annum, were unsecured, and were due on the earlier of December 31, 2012 or upon demand. The weighted average interest rate as of December 31, 2011 for these loans was approximately 7.3%.

NOTE 6 - RELATED PARTY TRANSACTIONS

Mark A. Bush Oil & Gas, Inc. (“MAB”) is related to the Company by common ownership and management. MAB is the operator of the Luling Edwards properties.

During 2011 the Company was advanced $87,000 in cash and general and administrative overhead by SouthOil, Inc. a company related through common ownership.

During 2011 the Company advanced $502,000, net of repayments to Eagle Ford Oil Company, Inc. (“Eagle Ford”), an entity related through common ownership. In addition, in November 2011 the Company signed an agreement to purchase substantially all of the oil and gas leasehold interests from Eagle Ford. The leasehold interests of Eagle Ford are essentially the same for the Company, but at depths above those held by the Company and Eagle Ford has production on those leases. The purchase price of the agreement was $1.8 million in cash, and was supposed to close by November 30, 2011. The Company and Eagle Ford agreed to extend the closing until such time as the Company could fully fund the purchase price, however, that cannot be assured. The advances made in 2011 to Eagle Ford have been unsecured and non-interest bearing. The Company has imputed interest on the advances through December 31, 2011.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

F-34

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economies are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

As noted elsewhere, the Company is a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the properties, instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company’s practice has been to acquire or have its members contribute ownership or leasehold rights to oil and natural gas properties from third parties. The Company’s existing rights are dependent on those previous third parties having obtained valid title to the Properties. Prior to the commencement of oil or gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

Potential Loss of Oil and Gas Interests/Cash Calls

The Company has agreed to be bound by the existing joint operating agreements with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, the Company might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future authorization for expenditures invoices, it may have to forfeit all of its rights in certain of its interests on the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

F-35

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

NOTE 8 – NON CASH DISCLOSURES NOT MADE ELSEWHERE

The Company recorded additional oil and gas leasehold acquisition costs related to the obligation to issue $500,000 of preferred stock in accordance with the purchase agreement described in Note 3.

The Company acquired a drilling credit from the operator of the Luling-Edwards properties at the time of their purchase. The drilling credit of approximately $189,000 was recorded as a prepaid assets and reduced the amount of consideration allocated to oil and gas property acquisition costs.

At the time of acquisition of its leasehold rights, the Company recorded a liability of $4,782 and increased its cost of acquisition of the oil and gas properties for its proportionate share of the estimated restoration and abandonment costs associated with the wells located on the properties.

NOTE 9 – SUBSEQUENT EVENTS

In January and February, 2012, the Company was loaned $245,000 by its bridge lenders (see Note 5), evidenced by promissory notes under essentially the same terms as the 2011 loans. In February, 2012, the Company repaid $200,000 of the previous bridge loans.

In January 2012, the Company was loaned $150,000, evidenced by an unsecured promissory note, from Rio Bravo Oil, Inc. (formerly Soton Holdings, Inc.). The note bears interest at the rate of 10% and matures on June 30, 2012.

In January and February 2012, the Company repaid approximately $78,000 in advances to SouthOil, Inc.

In January and February 2012, the Company paid expenses on behalf of Rio Bravo Oil, LLC of approximately $20,000.

In January and February 2012, the Company advanced approximately $233,000 to Eagle Ford Oil Company, Inc.

In February 2012, the Company received $506,250 in proceeds from the issuance of a promissory note to Rio Bravo Oil, Inc. The note bears interest at the rate of 10% per annum, is unsecured and matures on June 30, 2012.

In February 2012, the Company closed on the acquisition of certain leasehold rights from Rio Bravo as more fully disclosed in footnote 4. In March 2012, the Company notified Rio Bravo that it would not exercise the option to acquire the Bateman formation assets.

In February 2012, the Company merged with and into a public shell, Rio Bravo Oil, Inc. (formerly Soton Holdings, Inc.). In return for all of the outstanding member shares of the Company, the members of the Company received 5,500,000 shares of Series A convertible preferred stock in Rio Bravo Oil, Inc. In addition, Rio Bravo Oil, Inc. agreed to assume substantially $2.67 million in outstanding loans of the Company and approximately $350,000 in accrued liabilities.

F-36

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

NOTE 10 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (unaudited)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES (unaudited)

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at December 31, 2011.

Net proved Developed and Undeveloped Reserves (in millions of cubic feet “MMCF”) of natural gas and (thousands of barrels “Mbbl”) of oil:

	Natural Gas	Oil
	(unaudited)	(unaudited)
Inception	-	-
Purchase of properties	-	-
Revisions of previous estimates	-	273
Extension, discoveries, other estimates	-	-
Production	-	-
Disposition of properties	-	-
December 31, 2011	-	273

Net proved oil and gas reserves consisted of the following at December 31, 2011:

	Natural Gas	Oil
	Volumes	Volumes
	MMCF	Mbbl
	(unaudited)	(unaudited)
Proved developed producing	-	-
Proved undeveloped	-	273
Total proven	-	273

F-37

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

Results of operations for oil and gas producing activities for the year ended December 31, 2011:

2011
(unaudited)

Revenue	$-
Operating expenses (lifting costs and workover expenses)	-
Depletion and depreciation	-
Impairment of oil and gas properties	-
Operating loss	-
Income tax provision	-
Results of operations for oil and gas properties	$-

Cost incurred for oil and gas property acquisition, exploration and development:

Activities	2011
(unaudited)
Property acquisition
Unproved(1)	$-
Proved	617,082
Exploration(2)	-
Development	-

Total costs incurred	$617,082

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

2011
(unaudited)

Proved	$617,082
Unproved	-
Total capitalized costs	617,082
Accumulated depletion, depreciation and impairment	-

Net capitalized costs	$617,082

F-38

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES — (unaudited)

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company’s engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses have been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

F-39

PAN AMERICAN OIL COMPANY LLC

(An Exploratory Stage Company)

Notes to Financial Statements

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

2011
(in thousands)
(unaudited)

Future cash inflows	$24,584
Less related future:
Production costs	(3,480)
Development costs	(1,875)
Future net cash flows before income taxes	19,229
Future income taxes	-
Future net cash flows	19,229
10% annual discount for estimating timing of cash flows	(6,554)

Standardized measure of discounted future net cash flows	$12,675

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

2011
(in thousands)
(unaudited)
Net changes in sales and transfer prices and in production (lifting) costs related to future production	$-
Changes in estimated future development costs	-
Sales and transfers of oil and gas produced during the period	-
Net change due to extensions, discoveries and improved recovery	12,675
Net change due to purchases and sales of minerals in place	-
Net change due to revisions in quantity estimates	-
Previously estimated development costs incurred during the period	-
Accretion of discount	-
Other – unspecified	-
Net change in income taxes	-

Aggregate change in the standardized measure of discounted net cash flows for the year	$12,675

NOTE 11 – DISCLOSURES FOR 2010 INFORMATION – unaudited

As noted in footnote 1, the Company did not commence operations until July 1, 2011 and thus from its inception in 2003 through June 30, 2011, the Company was a dormant entity, with no assets, liabilities or operations. The Company has presented an unaudited balance sheet as of December 31, 2010, and unaudited statements of operations and cash flows for the year then ended in order to comply with the reporting requirements of the Securities and Exchange Commission.

F-40